Exhibit 99.1

ABERCROMBIE & FITCH CO. PROVIDES ADDITIONAL COVID-19-RELATED BUSINESS UPDATE

New Albany, Ohio, April 6, 2020: Abercrombie & Fitch Co. (NYSE: ANF) today announced further updates in response to the continued spread of COVID-19.

The company’s online stores remain open globally, and the majority of stores in the APAC region are open.

In North America and the EMEA region, stores remain closed. The current environment has resulted in significantly reduced demand, requiring fewer resources to support the business. As a result, the company is furloughing its North America and EMEA region store associates beginning April 12, during which time they will continue to receive enrolled benefits. The company will fund 100% of the health premiums for eligible associates impacted by these measures.

Additionally, the company will be implementing a temporary reduction in work schedule and corresponding reduction in pay for approximately 15% of its corporate associates globally, who are not able to operate at full capacity in this current business climate. The company will make every effort to bring its stores associates back to work, and its corporate associates back to a full schedule, as soon as possible.

The company is also initiating a range of other measures to increase financial flexibility and maintain agility during this challenging period. These measures include temporary reductions in its leadership team’s salaries ranging from 10% to 33% from the Vice President level upwards, including all named executive officers and the Chief Executive Officer. The company's Board of Directors' cash retainer will also temporarily be reduced by 50%, and the company has cancelled all spring merit raises and promotions.

Fran Horowitz, Chief Executive Officer, said: “We entered this unprecedented period with healthy liquidity. Given the evolving environment, we are undertaking a range of additional expense management actions to further strengthen our financial position. These are never easy decisions to make, but we believe they are necessary as we manage through this period of uncertainty. We are committed to preserving our team’s ability to respond quickly to the rapidly evolving conditions, while serving the needs of all of our stakeholders, and positioning us to return to growth after the COVID-19 pandemic.”

As previously disclosed, as of February 1, 2020, the company had $671 million in cash and cash equivalents and in March 2020, as a precautionary measure, it has also:

•	Drawn down $210 million under its senior secured asset-based revolving credit facility

•	Withdrawn excess funds from its Rabbi Trust, providing approximately $50 million of additional cash

•	Determined it will not undertake any share buybacks for the foreseeable future

The company continues to monitor the situation closely and will provide updates as appropriate.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results for fiscal 2020 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits could have a material adverse impact on our business; failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory commensurately could have a material adverse impact on our business; our failure to operate in a highly competitive and constantly evolving industry could have a material adverse impact on our business; fluctuations in foreign currency exchange rates could have a material adverse impact on our business; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; the impact of war, acts of terrorism, mass casualty events or civil unrest could have a material adverse impact on our business; the impact of extreme weather, infectious disease outbreaks, including COVID-19, and other unexpected events could result in an interruption to our business, as well as to the operations of our third-party partners, and have a material adverse impact on our business; failure to successfully develop an omnichannel shopping experience, a significant component of our growth strategy, or failure to successfully invest in customer, digital and omnichannel initiatives could have a material adverse impact on our business; our failure to optimize our global store network could have a material adverse impact on our business; our failure to execute our international growth strategy successfully and inability to conduct business in international markets as a result of legal, tax, regulatory, political and economic risks could have a material adverse impact on our business; failure to protect our reputation could have a material adverse impact on our business; if our information technology systems are disrupted or cease to operate effectively it could have a material adverse impact on our business; we may be exposed to risks and costs associated with cyber-attacks, data protection, credit card fraud and identity theft that could have a material adverse impact on our business; our reliance on our distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain; changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could have a material adverse impact on our business; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could have a material adverse impact on our business; we rely on the experience and skills of our executive officers and associates, and the failure to attract or retain this talent, or effectively manage succession could have a material adverse impact on our business; fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations could have a material adverse impact on our business; our litigation exposure, or any securities litigation and shareholder activism, could have a material adverse impact on our business; failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets which could have a material adverse impact on our business; changes in the regulatory or compliance landscape could have a material adverse impact on our business; and our credit facilities include restrictive covenants that limit our flexibility in operating our business and our inability to obtain credit on reasonable terms in the future could have an adverse impact on our business.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for men, women and kids through three renowned brands. Abercrombie & Fitch believes that every day should feel as exceptional as the start of the long weekend. Since 1892, the brand has been a specialty retailer of quality apparel, outerwear and fragrance - designed to inspire our global customers to feel confident, be comfortable and face their Fierce. The quintessential retail brand of the global teen consumer, Hollister Co. believes in liberating the spirit of an endless summer inside everyone. At Hollister, summer isn’t just a season, it’s a state of mind. Hollister creates carefree style designed to make all teens feel celebrated and comfortable in their own skin, so they can live in a summer mindset all year long, whatever the season. A global specialty retailer of quality, comfortable, made-to-play favorites, abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better everything.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The company operates over 850 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:	Media Contact:

Pamela Quintiliano	Ian Bailey
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com